Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you SEVEN OAKS ACQUISITION CORP. marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend, visit: http://cstproxy.com/xxxxxxxxxx/20xx MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders To view the 2021 Proxy Statement, 2021 Annual Report and to Attend the Special Meeting, please go to: http://www.cstproxy.com/xxxxxxxx/2021 PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SEVEN OAKS ACQUISITION CORP. The undersigned appoints XXXXXXXXXX and XXXXXXXXXX, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of XXXXXXXXXXXXXXXXXXXX held of record by the undersigned at the close of business on XXXXX XX, 2021 at the Special Meeting of Stockholders of Seven Oaks Acquisition Corp. to be held on XXXXX XX, 2021, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, AND PROPOSAL 7 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)

SEVEN OAKS ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark your votes like this **X**

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the agreement and plan of merger (as the same may be amended and/or restated from time to time, the "Business Combination Agreement"), dated June 13, 2021, by and among Seven Oaks, Blossom Merger Sub, Inc., a wholly owned subsidiary of Seven Oaks ("Merger Sub"), Blossom Merger Sub II, LLC, a wholly owned subsidiary of Seven Oaks ("Merger Sub II"), and Giddy Inc. (d/b/a Boxed), a Delaware corporation ("Boxed") and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Boxed, with Boxed surviving the merger as a wholly owned subsidiary of Seven Oaks, and immediately following such merger, Boxed will merge with and into Merger Sub II, with Merger Sub II surviving the merger surviving as a wholly-owned subsidiary of Seven Oaks;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — Organizational Documents Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed amended and restated certificate of incorporation and the proposed amended and restated bylaws of Seven Oaks, which will be renamed "Boxed, Inc." ("New Boxed") in connection with the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Advisory Organizational Documents Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Organizational Documents and Seven Oaks' Amended and Restated Certificate of Incorporation, dated December 17, 2020 and Bylaws, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as two separate sub-proposals:

(1) **Advisory Organizational Documents Proposal A** — to authorize the change in the authorized capital stock of Seven Oaks from 380,000,000 shares of Class A common stock, par value $0.0001 per share, 20,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share, to   shares of common stock, par value $0.0001 per share, of New Boxed and   shares of preferred stock, par value $0.0001 per share, of New Boxed;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) **Advisory Organizational Documents Proposal B** — to authorize all other changes in connection with the replacement of the Current Organizational Documents with the Proposed Organizational Documents in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, including (1) changing the corporate name from "Seven Oaks Acquisition Corp." to "Boxed, Inc.", (2) making New Boxed's corporate existence perpetual, (3) electing not to be governed by Section 203 of the DGCL and, instead, to be governed by a provision substantially similar to Section 203 of the DGCL, and (4) removing certain provisions related to Seven Oaks' status as a blank check company that will no longer be applicable upon consummation of the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of (x) shares of New Boxed common stock pursuant to the terms of the Business Combination Agreement, (y) shares of Seven Oaks Class A common stock to certain institutional and other investors in connection with the PIPE investment immediately prior to the closing of the transactions contemplated by the Business Combination Agreement, plus any additional shares pursuant to subscription agreements we may enter into prior to the closing of the transactions contemplated by the Business Combination Agreement and (z) shares of Seven Oaks Class A common stock to certain institutional investors issuable upon conversion of the convertible notes pursuant to the convertible note subscription agreements;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Organizational Documents Proposal and the Stock Issuance Proposal are approved and adopted, the Boxed, Inc. 2021 Incentive Award Plan (the "Incentive Award Plan"), including the authorization of the initial share reserve under the Incentive Award Plan;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The ESPP Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Organizational Documents Proposal and the Stock Issuance Proposal are approved and adopted, the Boxed, Inc. 2021 Employee Stock Purchase Plan (the "ESP Plan"), including the authorization of the initial share reserve under the ESP Plan; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal would not be duly approved and adopted by our stockholders or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature ____________________ **Signature, if held jointly** ____________________ **Date** __________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Attorneys should submit powers of attorney.